Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Meten EdtechX Education Group Ltd.:

We consent to the use of our report dated June 3, 2020, with respect to the consolidated balance sheet of Meten EdtechX Education Group Ltd. and the subsidiaries as of December 31, 2019, the related consolidated statements of comprehensive loss, changes in shareholder’s deficit, and cash flows for the period from September 27, 2019 (inception) to December 31, 2019, and the related notes incorporated herein by reference.

/s/ KPMG Huazhen LLP

Shenzhen, China

September 18, 2020

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Meten International Education Group:

We consent to the use of our report dated June 3, 2020, with respect to the consolidated balance sheets of Meten International Education Group and the subsidiaries as of December 31, 2018 and 2019, the related consolidated statements of comprehensive income (loss), changes in deficit, and cash flows for each of the years in the three-year period ended December 31, 2019, and the related notes, incorporated herein by reference.

Our report refers to a change in the method of accounting for leases in 2019.

/s/ KPMG Huazhen LLP

Shenzhen, China

September 18, 2020